Exhibit 10.3

SAFEHAVEN 2022, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of June 23, 2023, by and between Strong Studios, Inc., a Delaware corporation (the “Purchaser”), and Unbounded Services LLC, a Delaware limited liability company (“Seller”).

1. Purchase of Shares.

1.1 Purchase. For good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Purchaser hereby purchases, and the Seller hereby sells to Purchaser, Five Hundred Ten (510) shares (the “Shares”) of the common stock of Safehaven 2022, Inc., a Delaware corporation, (the “Company”) constituting all of Seller’s interest in the Company.

2. Securities Law Compliance.

2.1 Exemption From Registration. Purchaser acknowledges that the sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or registered or qualified under applicable state securities laws in reliance upon certain exemptions from such registration and qualification. Purchaser further acknowledges that the Shares must be held indefinitely and may not be resold, transferred or otherwise disposed of without registration under the 1933 Act and registration or qualification under applicable state securities laws or an opinion of counsel, in form and substance satisfactory to the Company, that such registration and qualification is not required.

2.2 Investment Representations. In connection with the purchase of the Shares, Purchaser represents to the Company as follows:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser’s own account and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the 1933 Act or under any applicable state securities laws. Purchaser does not have any present intention to transfer the Shares to any other party. Purchaser understands that the exemption from registration under the 1933 Act for the issuance of the Shares depends in part upon the bona fide nature of Purchaser’s investment intent as expressed in this Agreement.

(b) Purchaser understands that the Shares are “restricted securities” under federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered and qualified under such laws or an exemption from such registration and qualification is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on certain requirements, including, but not limited to, the time and manner of sale, the holding period for the Shares and requirements relating to the Company, which are outside of Purchaser’s control and which the Company is under no obligation, and may not be able, to satisfy.

3. Miscellaneous.

3.1 Legends. The stock certificates for the Shares shall be endorsed with any legends that may be required by federal or state securities or other applicable laws.

3.2 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the subject matter hereof and supersedes all prior discussions and agreements (whether oral or written) between the parties with respect thereto. No amendments or waivers to this Agreement will be effective unless in writing and signed by the party against whom such amendment or waiver is to be enforced.

3.3 Governing Law. This Agreement will be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

3.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

3.5 Facsimile and Electronic Signatures. This Agreement may be executed and delivered by facsimile or electronic transmission, and upon such delivery, the facsimile or electronic transmission shall have the same effect as if an original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

PURCHASER:

STRONG STUDIO, INC., a Delaware corporation

	By	/s/ David Ozer
	Name:	David Ozer
	Title:	Chief Executive Officer

SELLER:

UNBOUNDED SERVICES LLC, a Delaware limited liability company

	By	/s/ Matt Harton
	Name:	Matt Harton
	Title:	President

In so far as it pertains to:

COMPANY:

SAFEHAVEN 2022, INC., a Delaware corporation

By	/s/ David Ozer
Name:	David Ozer
Title:	Director

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